(letterhead KPMG Peat Marwick LLP)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
SFS Bancorp, Inc.:

We  consent  to  incorporation  by  reference  in  the  following   registration
statements of SFS Bancorp, Inc.:

               No. 333-05789 on Form S-8, and
               No. 333-05831 on Form S-8

of our report dated January 23, 1998, relating to the consolidated balance sheets of SFS Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-KSB of SFS Bancorp, Inc.


                                                        s/sKPMG Peat Marwick LLP
                                                        ------------------------
                                                          KPMG  Peat Marwick LLP

Albany, New York
March 27, 1998